EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 8, 2004, in the Registration Statement (Form S-1 No. 333-120454) and related Prospectus of ZOLL Medical Corporation for the registration of 989,809 shares of its common stock.

/s/  Ernst & Young LLP

Boston, Massachusetts

April 6, 2005